EXHIBIT 11




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                                                                      EXHIBIT 11
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                           LCS INDUSTRIES, INC. AND SUBSIDIARIES
                           COMPUTATION OF EARNINGS PER SHARE AND
                                  COMMON EQUIVALENT SHARE
                             For the Years Ended September 30,


                                                   1997           1996           1995 (A)
                                                ----------     ----------     ----------
Primary earnings per share:
Weighted average shares outstanding .......      4,624,702      4,329,663      4,019,576

Weighted average - dilutive stock options .        371,985        627,947        540,693

Shares issuable in connection with the
   acquisition of Catalog Resources, Inc. .        107,151        160,475        195,096
                                                ----------     ----------     ----------
                                                 5,103,838      5,118,085      4,755,365
                                                ==========     ==========     ==========

Net income ................................     $6,986,659     $7,837,645     $6,328,592

Primary earnings per share and common
   equivalent share .......................     $     1.37     $     1.53     $     1.33
                                                ==========     ==========     ==========


Fully diluted earnings per share:
Weighted average shares outstanding .......      4,624,702      4,329,663      4,019,576

Weighted average - dilutive stock options .        447,903        634,430        835,286

Shares issuable in connection with the
   acquisition of Catalog Resources, Inc. .        107,151        160,475        195,096
                                                ----------     ----------     ----------
                                                 5,179,756      5,124,568      5,049,958
                                                ==========     ==========     ==========

Net income ................................     $6,986,659     $7,837,645     $6,328,592

Fully diluted earnings per share and common
   equivalent share .......................     $     1.35     $     1.53     $     1.25
                                                ==========     ==========     ==========
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(A)    All shares and  equivalent  shares reflect the 10% stock dividend paid in
       January,  1995 and the 2 for 1 stock  split  paid as a 100%  dividend  on
       October 24, 1995.